UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant [X]
Filed by a party other than the registrant [  ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material pursuant to ss.240.14a-12

                           ROMA FINANCIAL CORPORATION
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                (Name of Registrant as Specified in Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X] No fee required
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
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         (2) Aggregate number of securities to which transaction applies:
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         (3) Per unit price or other  underlying  value of transaction  computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
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         (4) Proposed maximum aggregate value of transaction:
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         (5) Total fee paid:
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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
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(2) Form, Schedule or Registration Statement No.:
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(3) Filing Party:
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(4) Date Filed:
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                           ROMA FINANCIAL CORPORATION

                       SUPPLEMENT TO THE PROXY STATEMENT


     Roma Financial Corporation (the "Company") hereby supplements its proxy statement, dated March 20, 2007, as follows:

     The Company estimates that it has incurred approximately $45,000 of expenses for the printing, postage and professional expenses related to the drafting, printing and mailing of the proxy statement and annual stockholder report and expects to incur an additional $10,000 in expenses.

     The Board of Directors currently consists of seven members. Each of the Board's nominees has consented to be named in the proxy statement and to serve if elected.

     Although the proxy statement was dated March 20, 2007, the actual mailing dates were March 22, 23 and 24, 2007 due to the reprinting of the proxy statement in order to correct an error. Definitive materials were not filed with the SEC until March 26, 2007.

     The Company made the inquiries required by SEC Rule 14a-13, 20 calendar days prior to the record date.